UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 7, 2014

SIMON PROPERTY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14469	04-6268599
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 W. Washington Street Indianapolis IN	46204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 636-1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events

In anticipation of discussions with investors, Simon Property Group, Inc. is providing the following selected financial information regarding the expected results of Washington Prime Group Inc. (WPG) for the quarter ended March 31, 2014:

•                  Net Operating Income (NOI), at share, for the first quarter of 2014 is expected to be $103.2 million, as compared to $102.5 million for the prior year period, or an increase of 70 basis points.

•                  Net income for the first quarter of 2014 is expected to be $ 41.5 million, as compared to net income for the prior year period of $55.9 million, for which the prior year period includes gains realized on the sale of properties of $14.2 million.

•                  First quarter 2014 ending occupancy for the portfolio is expected to be 92.2%, an increase of 120 basis points over ending occupancy for the prior year period.

•                  First quarter 2014 ending base minimum rent per square foot is expected to be $18.92 per foot, as compared to base minimum rent per square foot of $18.86, or an increase of 30 basis points.

•      First quarter 2014 leasing spread over expiring rents was an increase of 200 basis points.

This report contains information about NOI, a measure of financial or operating performance that is not specifically defined by generally accepted accounting principles (GAAP) in the United States. Reconciliations of this non-GAAP measure to the most directly comparable GAAP measure follows:

	For the Three Months Ended March 31,
(in thousands)	2014	2013
Reconciliation of net income to share of NOI:
Consolidated net income	$41,502	$55,853
Income and other taxes	75	78
Interest expense	13,917	13,719
Gain on sale of interests in properties	(242)	(14,152)
Income from unconsolidated entities	(345)	(293)
Depreciation and amortization of consolidated properties	45,968	45,299
NOI of consolidated properties	100,875	100,504
NOI of unconsolidated entities	10,437	10,632
NOI of discontinued unconsolidated properties	39	1,177
Less the joint venture partners’ share of NOI	(8,194)	(9,843)
WPG share of NOI	$103,157	$102,470
Increase in our share of NOI from prior period	0.7%

NOI is a standard performance measure in the REIT business and we believe NOI provides investors with additional information concerning its operating performance and a basis to compare its performance with the performance of other REITs.  We also use this measure internally to monitor the operating performance of the portfolio.  Our computation of this non-GAAP measure may not be the same as similar measures reported by other REITs.  Further, the non-GAAP financial measure used in this report should not be considered as an alternative to net income as a measure of our operating performance or to cash flows computed in accordance with GAAP as a measure of liquidity nor is it indicative of cash flows from operating and financial activities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   May 7, 2014

Simon Property Group, Inc.

By:	/s/ Stephen E. Sterrett
Stephen E. Sterrett
Senior Executive Vice President and Chief Financial Officer